Exhibit 99.1

Newmark Upsizes and Extends its Senior Unsecured Credit Facility and Improves Pricing

NEW YORK, NY – March 14, 2022 – Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or “the Company”), a leading full-service commercial real estate services business, today announced terms of its amended credit agreement.

On March 10, 2022, Newmark entered into an agreement to amend the terms of its senior unsecured revolving credit facility (the “Credit Facility”), increasing its size to $600 million and extending the maturity date to March 10, 2025. Borrowings under the Credit Facility will bear an interest rate, at the Company’s option, based either on

(a)	Term SOFR for applicable interest periods as selected by the Company, plus an applicable margin, or

(b)	A base rate to be determined by the Administrative Agent plus an applicable margin.

The applicable margin is initially expected to be 1.50% per annum with respect to Term SOFR borrowings under (a) above and 0.50% with respect to base rate borrowings under (b) above. The applicable margin under both (a) and (b) above will vary depending upon the Company’s credit rating. The new agreement amends and improves upon the terms of the Newmark’s previous $465 million revolving credit facility maturing on February 26, 2023, which had an interest rate of LIBOR plus 1.75% per annum immediately prior to the new agreement.

BofA Securities, Inc. acted as the active lead arranger and bookrunner for the Credit Facility, while Bank of America, N.A. will continue to serve as the Administrative Agent. Additional banks named as joint lead arrangers and joint bookrunners for the Credit Facility are Capital One, National Association; Citizens Bank, N.A.; Fifth Third Bank, National Association; Goldman Sachs Bank USA; KeyBank National Association; PNC Capital Markets LLC; Regions Capital Markets, a division of Regions Bank; and U.S. Bank National Association. Other banks participating in the Credit Facility are BMO Harris Bank N.A.; Comerica Bank; UMB Bank, N.A.; Wells Fargo Bank, National Association; Associated Bank, N.A.; and BankUnited, N.A.

The Company expects to use its Credit Facility for general corporate purposes. For additional information on the Credit Facility, please see Newmark’s forthcoming and expected Securities and Exchange Commission filing on form 8-K.

ABOUT NEWMARK

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leader in commercial real estate, seamlessly powering every phase of the property life cycle. Newmark’s comprehensive suite of services and products is uniquely tailored to each client, from owners to occupiers, investors to founders, and startups to blue-chip companies. Combining the platform’s global reach with market intelligence in both established and emerging property markets, Newmark provides superior service to clients across the industry spectrum. Newmark generated revenues in excess of $2.9 billion for the year ending December 31, 2021. Newmark’s company-owned offices, together with its business partners, operate from approximately 160 offices with over 6,200 professionals around the world. To learn more, visit nmrk.com or follow @newmark.

DISCUSSION OF FORWARD-LOOKING STATEMENTS ABOUT NEWMARK

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACT:

Karen Laureano-Rikardsen

+1 212-829-4975

INVESTOR CONTACT:

Jason McGruder

+1 212-829-7124

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